UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported): February 28, 2005

Turner Valley Oil & Gas, Inc.
(Exact name of Registrant as specified in its charter)

Commission File Number: 0-30891

Nevada                 91-1980526
(Jurisdiction of Incorporation)        (I.R.S. Employer Identification No.)

Suite 604 700 West  Pender Street E, Vancouver B.C. Canada    V6A 1V7
        (Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code: (250) 746-1551

6160 Genoa Bay Road, Duncan B.C. Canada V9L 5Y5
(Former Address of principal executive offices)(Zip Code)

INTRODUCTION

This Registrant (Reporting Company) has elected to refer to itself, whenever possible, by normal English pronouns, such as "We", "Us" and "Our". This Form 8-K may contain forward-looking statements. Such statements include statements concerning plans, objectives, goals, strategies, future events, results or performances, and underlying assumptions that are not statements of historical fact. This document and any other written or oral statements made by us or on our behalf may include forward-looking statements which reflect our current views, with respect to future events or results and future financial performance. Certain words indicate forward-looking statements, words like "believe", "expect", "anticipate", "intends", "estimates", "forecast", "projects", and similar expressions.

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Item 5.02 Changes in Directors/Principal Officers.

1. Christopher Paton-Gay was elected to remain Chairman and Chief Executive Officer of our corporation, of our wholly owned subsidiary TV Oil and Gas Canada, Ltd. He was recently re-elected to the Board of Directors of Win Energy, Inc. (Canada) at its Annual General Meeting on January 31, 2006, and for another term as Chairman of Win. We are a substantial shareholder of Win.

2. Kulwant Sandher was elected President/Chief Operations Officer and Treasurer/Chief Financial Officer. Mr. Sandher is a Chartered Accountant (Canada) with 18 years of experience in operation finance/accounting management, in public and private companies. Most recently, Mr. Sandher has been CFO/COO for a venture backed private corporation in the transportation industry. He has also served as a consultant to our corporation for the past two and one-half years, during which time he has helped lead the strategic planning of our substantial growth in accretive value.

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Item 9.01 Financial Statements and Exhibits.

10. (5.01) Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this Form 8-K has been signed below by the following person(s) on behalf of the Registrant and in the capacity and on the date indicated.

  Turner Valley Oil and Gas, Inc.

Dated: March 6, 2006

by

/s/Christopher Paton-Gay
Christopher Paton-Gay
president ceo/director

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Exhibit 10.(5.02)

Press Release

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Turner Valley Announces Executive Appointment and New Headquarters

Tuesday February 21, 10:22 am ET

CALGARY, AB--(MARKET WIRE)--Feb 21, 2006 -- Turner Valley Oil and Gas Inc. (OTC BB:TVOG.OB - News) is pleased to announce that Mr. Kulwant Sandher has joined our Company as President and CFO.

Kulwant Sandher is a Chartered Accountant who has 18 years of experience in operational, finance/accounting management roles in public and private companies. Most recently, Kulwant has been CFO/COO for a venture backed private corporation in the transportation industry. He has also served as a consultant to Turner Valley for the past two and half years, during which time he has helped lead the strategic planning of TVOG's substantial growth in accretive value.

Mr. Paton-Gay will remain as CEO and Chairman of Turner Valley Oil and Gas Inc. and its wholly owned Canadian subsidiary, TV OIL and GAS CANADA Limited. Mr. Paton-Gay was recently re-elected to the Board of Directors of WIN ENERGY INC. at its Annual General Meeting on January 31st, 2006. He was also re-elected to serve as Chairman for another term.

Furthermore, Turner Valley is very pleased to announce that the Company and its wholly owned Canadian Federally Chartered subsidiary, TV Oil and Gas Canada Limited have opened their new Head Offices at 700 West Pender, Vancouver, British Columbia. Mr. Sandher will be assuming his new positions in the Company's Head Offices as of March 1st 2006.

ABOUT TURNER VALLEY OIL AND GAS

Turner Valley Oil and Gas is an emerging oil and gas company focused on exploration for, development drilling for, and transmission facilities for the production and sale of oil and gas. Turner Valley Oil and Gas is focused on increasing production by means of continuing acquisitions, development projects and exploration drilling within a joint venture framework. Turner Valley is expecting to realize a significant capital gain on its holdings in WIN Energy as 2006 continues and it is the Company's intention to continue to aggressively grow its oil & gas initiatives.

FORWARD-LOOKING STATEMENT

Except for the historical and present factual information contained herein, the matters set forth in this release include statements of management's current expectations as to efficiencies, cost savings, market profile and financial strength, and the competitive ability and position of the company. Statements identified by words such as "expects," "projects," "plans," "believes," "estimates," and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These and other forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the possibility that the anticipated benefits from TVOG's operations cannot be fully realized, the possibility that commodity prices, costs or difficulties related to the conduct of its business will be greater or lesser than expected, and the impact of competition and other risk factors relating to our industry will be greater than expected, all as detailed from time to time in TVOG's reports filed with the Securities and Exchange Commission. TVOG disclaims any responsibility to update these forward-looking statements.

Distributed by Filing Services Canada and retransmitted by Market Wire

Contact:
Greg Werbowski
Turner Valley Oil and Gas
Toll Free 866-696-8864
Website: http://www.turvagas.com
 Email Contact

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